UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

725, 435-Fourth Avenue SW, Calgary, Canada
(Address of principal executive offices and Zip Code)

(403) 264-2500
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 5. Other Materially Important Events

On April 28, 2003, we entered into a settlement of our lawsuit against International Datashare Corporation. Under the terms of the Settlement Agreement, we will be paid CDN$99,000 by International Datashare, we will return certain computer equipment to International Datashare; and we will delete the GEOcarta software and associated log data that was hosted as part of the LinkPort Services Agreement with International Datashare.

Exhibits

10.1 Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Storage Alliance Inc.

/s/ Jeff Ascah
By: Jeff Ascah
President, Director Chief Executive Officer and Chief Financial Officer
Date: April 28, 2003